UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2026

TEN Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42515	99-1291725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TEN Holdings, Inc. c/o Studio 1 Rockefeller Plaza, 2nd Floor New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 1.800.909.9598

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	XHLD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 9, 2026, TEN Holdings, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (together, the “Investors”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company to the Investors (the “Offering”), an aggregate of 3,389,831 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The Shares were sold at a public offering price of $0.59 per share, the closing price of the Common Stock on November 6, 2026. The gross proceeds to the Company from the Offering were approximately $2.0 million, before deducting offering expenses payable by the Company.

The Shares were offered by the Company pursuant to that certain prospectus supplement dated November 9, 2026, and the accompanying base prospectus (such documents, collectively, the “Prospectus”). Such Prospectus forms part of the Company’s effective registration statement on Form S-3 (File No. 333-299485), filed by the Company on October 16, 2026, and declared effective on October 26, 2026.

The Purchase Agreement includes certain customary representations, warranties, and covenants with respect to the Company and the Investors. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the Company and the Investors, and may be subject to limitations agreed upon by the Company and the Investors. Accordingly, the form of Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing description of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Polsinelli PC relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 7.01 Regulation FD Disclosure.

On November 9, 2026, the Company issued a press release related to the transaction described in Item 1.01, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished on this report under this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished or filed with this report, as applicable:

Exhibit No.	Description
5.1	Opinion of Polsinelli PC.
10.1	Form of Stock Purchase Agreement, dated November 9, 2026.
23.1	Consent of Polsinelli PC (included in Exhibit 5.1).
99.1	Press Release, dated November 9, 2026.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEN HOLDINGS, INC.

Date: November 9, 2026	By:	/s/ Virgilio Torres
Virgilio Torres Chief Executive Officer